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                                                                     EXHIBIT 5.1

                      [Letterhead of Shearman & Sterling]

                                                                    May 10, 1995

Silicon Graphics, Inc.
2011 N. Shoreline Boulevard
Mountain View, California 94043-1389

                             Silicon Graphics, Inc.
                       Registration Statement on Form S-4

Ladies and Gentlemen:

  As counsel to Silicon Graphics, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of the shares of the Company's Common Stock, $.001 par value (the "Shares"), to be issued in connection with the merger of S Acquisition Corporation, a California corporation ("Merger Sub"), with and into Wavefront Technologies, Inc., a California corporation ("Wavefront"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), among the Company, Merger Sub and Wavefront, dated as of February 6, 1995, as amended.

  As such counsel and in connection with the opinion expressed below, we have examined copies of the Registration Statement, the Company's Restated Articles of Incorporation dated November 7, 1994, as amended, the Company's Amended and Restated By-Laws, the Merger Agreement, certificates of public officials and officers of the Company, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

  Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                          Very truly yours,

                                          SHEARMAN & STERLING


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